                                                                  EXHIBIT 10.3


                          SUBORDINATED CREDIT AGREEMENT



                                      dated

                                  May 30, 1996



                                  By and Among



                       FLORIDA COAST PAPER COMPANY, L.L.C.
                                  ("Borrower")


                                       and


                           STONE CONTAINER CORPORATION
                                   ("Lender")


                                       and


                               FOUR M CORPORATION
                                   ("Lender")

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                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----

PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                   ARTICLE ONE
                                   DEFINITIONS
     Section 1.1.    DEFINITIONS . . . . . . . . . . . . . . . . . . . .    2

                                   ARTICLE TWO
                                   THE CREDITS
     Section 2.1.    COMMITMENTS . . . . . . . . . . . . . . . . . . . .    7
     Section 2.2.    BORROWINGS. . . . . . . . . . . . . . . . . . . . .    7
     Section 2.3.    USE OF PROCEEDS . . . . . . . . . . . . . . . . . .    7
     Section 2.4.    REPAYMENT . . . . . . . . . . . . . . . . . . . . .    7
     Section 2.5.    PREPAYMENTS . . . . . . . . . . . . . . . . . . . .    7
     Section 2.6.    INTEREST. . . . . . . . . . . . . . . . . . . . . .    8
     Section 2.7.    PRO RATA PAYMENTS . . . . . . . . . . . . . . . . .    8

                                  ARTICLE THREE
                          REPRESENTATIONS AND COVENANTS
     Section 3.1.    REPRESENTATIONS OF BORROWER . . . . . . . . . . . .    8
     Section 3.2.    REPRESENTATIONS OF LENDERS. . . . . . . . . . . . .    9
     Section 3.3.    BORROWER COVENANTS. . . . . . . . . . . . . . . . .    9
     Section 3.4.    LENDER COVENANTS. . . . . . . . . . . . . . . . . .    9
     Section 3.5.    UNSECURED OBLIGATIONS . . . . . . . . . . . . . . .    9

                                  ARTICLE FOUR
                         EVENTS OF DEFAULT AND REMEDIES
     Section 4.1.    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . .    9
     Section 4.2.    REMEDIES. . . . . . . . . . . . . . . . . . . . . .   10

                                  ARTICLE FIVE
                                  SUBORDINATION
     Section 5.1.    AGREEMENT TO SUBORDINATE. . . . . . . . . . . . . .   10
     Section 5.2.    LIQUIDATION, DISSOLUTION ETC. . . . . . . . . . . .   11
     Section 5.3.    SUBROGATION; ENFORCEMENT. . . . . . . . . . . . . .   11
     Section 5.4.    PAYMENT BAR . . . . . . . . . . . . . . . . . . . .   12
     Section 5.5.    STANDSTILL. . . . . . . . . . . . . . . . . . . . .   13
     Section 5.6.    HOLDING OF PAYMENTS . . . . . . . . . . . . . . . .   13
     Section 5.7.    LEGEND. . . . . . . . . . . . . . . . . . . . . . .   14
     Section 5.8.    RELIANCE ON COURT ORDER . . . . . . . . . . . . . .   14
     Section 5.9.    OBLIGATIONS UNCONDITIONAL . . . . . . . . . . . . .   14
     Section 5.10.   NO WAIVER . . . . . . . . . . . . . . . . . . . . .   14

                                   ARTICLE SIX
                                  MISCELLANEOUS
     Section 6.1.    CUMULATIVE REMEDIES; NO WAIVER. . . . . . . . . . .   15
     Section 6.2.    AMENDMENTS; CONSENTS. . . . . . . . . . . . . . . .   15
     Section 6.3.    COSTS AND EXPENSES. . . . . . . . . . . . . . . . .   15

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     Section 6.4.    NATURE OF LENDERS' OBLIGATIONS. . . . . . . . . . .   15
     Section 6.5.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . .   15
     Section 6.6.    NOTICES . . . . . . . . . . . . . . . . . . . . . .   16
     Section 6.7.    EXECUTION IN COUNTERPARTS . . . . . . . . . . . . .   16
     Section 6.8.    BINDING EFFECT; ASSIGNMENT. . . . . . . . . . . . .   16
     Section 6.9.    INTEGRATION . . . . . . . . . . . . . . . . . . . .   17
     Section 6.10.   GOVERNING LAW . . . . . . . . . . . . . . . . . . .   17
     Section 6.11.   HEADINGS. . . . . . . . . . . . . . . . . . . . . .   17

SIGNATURE PAGE AND ADDRESSES . . . . . . . . . . . . . . . . . . . . . .   18

                          SUBORDINATED CREDIT AGREEMENT


     This Subordinated Credit Agreement (as amended, supplemented, modified or restated from time to time, this "AGREEMENT"), dated as of May 30, 1996, is made and entered into by and among Florida Coast Paper Company, L.L.C., a limited liability company organized under the laws of Delaware (the "BORROWER"), Stone Container Corporation, a Delaware corporation ("STONE"), and Four M Corporation, a Maryland corporation ("FOUR M" and, collectively with Stone, the "LENDERS," and each of them individually, a "LENDER").


                                 R E C I T A L S

     a. The Borrower has been formed for the purpose of acquiring the paper mill of St. Joe Forest Products Company located in Port St. Joe, Florida, pursuant to an Asset Purchase Agreement dated as of November 1, 1995, as amended (the "ACQUISITION"); and

     b. Concurrently herewith, the Borrower and Florida Coast Paper Finance Corp. (collectively with the Borrower, the "ISSUERS") are issuing their 12.75% First Mortgages Notes due 2006 in the aggregate principal amount of $165,000,000 (as amended, supplemented, modified or restated from time to time, and including all Series A and Series B First Mortgage Notes to be issued from time to time pursuant to and as contemplated by the Indenture, the "MORTGAGE NOTES"), the net proceeds of which will be used to fund a portion of the purchase price of the Acquisition; and

     c. The Borrower is a 99% owned subsidiary of Florida Coast Paper Holding Co., L.L.C. ("HOLDCO"), a limited liability company organized under the laws of Delaware; and each of SSJ Corporation ("SSJ CORP."), a Delaware corporation wholly owned by Stone, and Box USA Paper Corporation, a Delaware corporation wholly owned by Four M, owns beneficially and of record fifty percent (50%) of all issued and outstanding Common Member Interests in Holdco; and

     d. It is a condition precedent to the issuance of the Mortgage Notes that this Agreement be entered into by each of the Lenders with the Borrower, and the purchasers of the Mortgage Notes are purchasing the same in reliance upon, among other things, the agreements of each of the Lenders in favor of the Borrower set forth in this Agreement; and

     e. It is in the best interests of each of the Lenders that the Borrower issue the Mortgage Notes and fund the Acquisition with the proceeds thereof.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE ONE
                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and VICE VERSA):


     "Acquisition":           Has the meaning set forth in Recital A.

     "Aggregate Commitment":  Means, as of any date of determination, twenty million dollars ($20,000,000) less the Credited Amount, if any, as of such date.


     "Agreement":             Has the meaning set forth in the Preamble.

     "Borrower":              Has the meaning set forth in the Preamble, and
                              includes the successors and assigns of Florida
                              Coast Paper Company, L.L.C.

     "Credited Amount":       Means, as of any date of determination, the sum of
                              (i) the aggregate principal amount actually borrowed and outstanding as of such date under all Qualifying Facilities and (ii) the aggregate principal amount available for borrowing as of such date under all Qualifying Facilities, PROVIDED that (a) upon the acceleration of the indebtedness incurred under any Qualifying
                              Facility, the Credited Amount shall be deemed to be zero dollars under such Qualifying Facility, and (b) if the lenders' obligation to make loans under any Qualifying Facility shall have been suspended or terminated for any reason other than the use of the commitments thereunder in full, then the Credited Amount shall be

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

                              reduced by a dollar amount equal to the dollar amount of the commitments that are so suspended or terminated.

     "Custodian":             Means any receiver, trustee, assignee, liquidator
                              or similar official under title 11, U.S. Code or any similar federal or state law for the relief of debtors (any such law being referred to as a "BANKRUPTCY LAW").


     "Excluded Property":     Means "Excluded Property" as defined in clause (1)
                              of the definition of such term set forth in the Security Agreement dated as of the date hereof between the Borrower and the Trustee.

     "Four M":                Has the meaning set forth in the Preamble.

     "Indenture":             Means that certain Indenture dated as of May 30,
                              1996, as amended, supplemented, modified or restated from time to time, among the Issuers and the Trustee.

     "Individual Commitment": Means, with respect to either Lender, as of any date of determination, one half of the Aggregate Commitment as of such date.

     "Interest Period":       Means the six-month period commencing June 1, 1996
                              and each successive six-month period thereafter commencing December 1, and June 1, respectively, in each year.

     "Lender":                Has the meaning set forth in the Preamble, and
                              includes the successors and assigns of Four M or Stone, as applicable.

     "LIBOR Rate":            For each Interest Period, LIBOR Rate shall be
                              determined in accordance with the following provisions:

                              (i)  The arithmetic mean (rounded up, if
                              necessary, to the nearest
                              basis point) of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which appear on the Telerate LIBOR Page at approximately 10:00 a.m., New York City time, on the second business day prior to the commencement of such Interest Period (the "INTEREST DETERMINATION DATE"). "Telerate LIBOR Page," as used herein, means the display designated as Page 3750 on the Telerate Service (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks, or, if such display is not available at any such time, a comparable display of London interbank offered rates of major banks as may be available from a similar source).

                              (ii) If fewer than two offered rates appear on the Telerate LIBOR Page, the LIBOR Rate will be the arithmetic mean (rounded up, if necessary, to the nearest basis point) of at least two offered quotations from the principal London office of each of Citibank N.A. and NationsBank, N.A. (the "REFERENCE BANKS") for deposits in Dollars for a period of time comparable to such Interest Period to prime banks in the London interbank market at approximately 10:00 A.M., New York City time, on such Interest Determination Date and in a principal amount of not less than $10,000,000 that is representative for a single transaction in such market at such time. If fewer than two quotations are provided, the LIBOR Rate in respect of such Interest Determination Date will be the arithmetic mean (rounded up, if necessary, to the nearest basis point) of the rates quoted by the Reference Banks in The City of New York at approximately 10:00 A.M., New York City time, on such interest determination date for loans in Dollars to leading European banks, for a period of time comparable to such Interest Period and in a principal amount of not less than $10,000,000 that is representative of a single transaction in such market at such time; PROVIDED, HOWEVER, that if the Reference Banks are not quoting as mentioned in this sentence, the LIBOR Rate for such Interest Period will be the same as the LIBOR Rate for the immediately preceding Interest Period.

     "Loan":                  Has the meaning set forth in Section 2.1.

     "Maturity Date":         Means the ninetieth (90th) day next following the
                              day on which the Senior Indebtedness shall have been paid in full to the holders of the Mortgage
                              Notes and the Trustee or, if such day is not a business day, the next succeeding day which is a business day.

     "Mortgage Notes":        Has the meaning set forth in Recital B.

     "Obligations":           Means any and all obligations and indebtedness
                              (whether matured or unmatured, liquidated or unliquidated, contingent or non-contingent) of
                              Borrower to either or both of the Lenders arising under or with respect to this Agreement, including, without limitation, the principal of and interest on the Loans and all other amounts payable under or pursuant to this Agreement. All interest accrued in the Obligations shall constitute a part of the Obligations both for periods before and for periods after the Commencement of any bankruptcy or insolvency of the Borrower.

     "Qualifying Facility":   Means a revolving credit facility entered into by
                              the Borrower with a commercial bank or asset-based lender of recognized standing which is engaged in the business of

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                              making loans in the ordinary course of its
                              business and is not affiliated with either Lender, PROVIDED that in order for such a facility to qualify as a Qualifying Facility, the following conditions must be met: (i) the net proceeds of borrowings under such facility may only be used for working capital purposes (including capital expenditures) and, if permitted by Section 2.5, to repay Loans outstanding (and accrued and unpaid interest on the amount being repaid), and (ii) no indebtedness incurred under such facility may be secured by (A) any property or assets of the Borrower or any of its subsidiaries, other than Excluded Property, or (B) any property or assets of the Borrower subject to the lien or intended to be subject to the lien of the Indenture or any Collateral Document (as defined in the Indenture), or subject to a negative pledge covenant of the Borrower set forth in the Indenture or any Collateral Document (as defined in the Indenture).

     "Senior Indebtedness":   Means any and all obligations and indebtedness
                              (whether matured or unmatured, liquidated or unliquidated, contingent or non-contingent) arising under or with respect to the Mortgage
                              Notes and the Indenture, including, without limitation, the principal of and interest on the Mortgage Notes, and all fees, expenses, indemnities and other amounts payable under the Mortgage Notes, the Indenture or any Collateral
                              Document (as defined in the Indenture). All interest accrued on any Senior Indebtedness shall constitute a part of the Senior Indebtedness both for periods before and for periods after the commencement of any bankruptcy or insolvency of the Borrower.

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     "Senior Indebtedness
       Default":              Means a Default or Event of Default under and as
                              defined in the Indenture.

     "Stone":                 Has the meaning set forth in the Preamble.

     "Trustee":               Means Norwest Bank Minnesota, N.A., a national
                              banking association, as trustee under the Indenture, and includes each successor trustee, if any, under the Indenture.


                                   ARTICLE TWO
                                   THE CREDITS

     SECTION 2.1. COMMITMENTS. Subject to the terms and conditions of this Agreement, the Lenders hereby agree to make loans (the "LOANS") to the Borrower in an aggregate amount not to exceed the Aggregate Commitment, from time to time through and including the Maturity Date; PROVIDED that the respective obligations of the Lenders to make Loans hereunder shall be several and not joint and neither Lender shall be obligated to make any Loans to the Borrower hereunder in excess of such Lender's Individual Commitment; PROVIDED, FURTHER, that the failure of either Lender to make Loans hereunder to the Borrower shall not excuse the other Lender from its obligation to make Loans to the Borrower hereunder; and PROVIDED, STILL FURTHER, that amounts borrowed and prepaid hereunder may be reborrowed and shall be reborrowed thereafter in the circumstances specified hereunder.

     SECTION 2.2. BORROWINGS. Subject to the provisions of Section 2.1 and Article Four, each Lender hereby covenants that it shall make a Loan to the Borrower within two business days of receipt of a written notice from the Borrower addressed to both Lenders requesting such Loans to be made, each such Lender's Loan to be in an amount equal to one-half of the aggregate amount of the Loans specified in such notice.

     SECTION 2.3. USE OF PROCEEDS. The proceeds of the Loans shall be used by the Borrower for general corporate purposes.

     SECTION 2.4. REPAYMENT. The Borrower hereby unconditionally promises to pay to each Lender on the Maturity Date the principal amount of each then outstanding Loan made by such Lender, together with all accrued and unpaid interest thereon.

     SECTION 2.5. PREPAYMENTS. The Borrower may prepay the principal of the Loans, in whole or in part, at any time and from time to time, without premium or penalty, if, but only if,

(a) such prepayment is not otherwise prohibited under ARTICLE FIVE, and (b) such prepayment is not prohibited by the provisions of any agreement to which the Borrower or any of its subsidiaries is a party or by which it is bound. Except as otherwise specifically permitted in this Section 2.5, the Loans may not be prepaid prior to the Maturity Date and the Borrower shall not make and neither Lender shall accept any prepayment made in violation of this Section 2.5.

     SECTION 2.6. INTEREST. (a) Each Loan shall bear interest for each day on which it is outstanding during any Interest Period at a rate per annum equal to the LIBOR Rate applicable to such Interest Period, plus 3.625% per annum.

          (b) Unless otherwise prohibited by the provisions of ARTICLE FIVE, interest on the average daily principal balance of any Loans outstanding during any Interest Period shall be due and payable in arrears on the fifth business day next succeeding the last day of such Interest Period.

     SECTION 2.7. PRO RATA PAYMENTS. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest or otherwise, shall be made to the Lenders PRO RATA based upon the respective principal amounts of the Loans made by each Lender, at the address of such Lender specified herein or such other address as such Lender shall specify from time to time in writing to the Borrower; PROVIDED that if, as a result of a failure by either Lender to make Loans hereunder to the Borrower, the outstanding principal amount of Loans made by the other Lender hereunder shall be greater than the outstanding principal amount of Loans made by the defaulting Lender hereunder, then the amount of such excess shall be repaid to the non-defaulting Lender prior to the making of any payment (including any prepayment) on account of the principal of the Loans made by the defaulting Lender.


                                  ARTICLE THREE
                          REPRESENTATIONS AND COVENANTS

     SECTION 3.1.   REPRESENTATIONS OF BORROWER.  The Borrower represents that
(a) it has full power and authority to borrow funds hereunder, (b) the execution and delivery of this Agreement, the making of borrowings hereunder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Borrower, (c) this Agreement has been duly executed and delivered by the Borrower, and is a legal and valid obligation of the Borrower, enforceable against the Borrower in accordance with its terms, and (d) the execution and delivery of, and performance of its obligations under, this Agreement by the Borrower does not and will not violate, conflict with or result in a default under the Borrower's charter documents, any agreement to which the Borrower is a party or by which it or its property is bound or any statute, law, regulation, rule, order, decree, injunction, writ, award or judgment applicable to the Borrower or any of its subsidiaries.

     SECTION 3.2.   REPRESENTATIONS OF LENDERS.  Each Lender represents that
(a) it has full power and authority to make the Loans hereunder, (b) the execution and delivery of this Agreement, the making of such Loans and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Lender,
(c) this Agreement has been duly executed and delivered by such Lender, and is a legal and valid obligation of such Lender, enforceable against such Lender in accordance with its terms, and (d) the execution and delivery of, and performance of its obligations under, this Agreement by such Lender does not and will not violate, conflict with or result in a default under such Lender's charter documents, any agreement to which such Lender is a party or by which it or its property is bound or any statute, law, regulation, rule, order, decree, injunction, writ, award or judgment applicable to such Lender or any of its subsidiaries.

     SECTION 3.3. BORROWER COVENANTS. The Borrower hereby covenants that it shall provide the Lenders with a borrowing request under Section 2.2 whenever desirable, in the reasonable business judgment of the Borrower, to meet the Borrower's working capital needs.


     SECTION 3.4. LENDER COVENANTS. Each Lender covenants to make Loans as provided hereunder to the Borrower (a) whether or not the Borrower shall have complied with its covenants in Section 3.3 or otherwise in this Agreement and
(b) without set-off, counterclaim or the raising of any defense applicable or with respect to the Borrower or the other Lender.

     SECTION 3.5. UNSECURED OBLIGATIONS. The Borrower and the Lenders agree that the Loans shall be made on an unsecured basis, and that neither the Borrower nor any of its subsidiaries shall be required (or offer) at any time to, and the Lenders shall not at any time demand (or permit) the Borrower or any of its subsidiaries to, encumber, grant a security interest in, pledge or otherwise hypothecate any of the property and assets of any of the Borrower and its subsidiaries as security for the Loans or any of the other Obligations.


                                  ARTICLE FOUR
                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 4.1. EVENTS OF DEFAULT. The occurrence of any one of the following shall constitute an Event of Default (an "EVENT OF DEFAULT") under this Agreement:

          (a) the repayment of the indebtedness evidenced by the Mortgage Notes shall have been accelerated by the holders thereof

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

pursuant to the terms of the Indenture, and the Borrower shall have agreed that such acceleration is permitted by the terms of the Indenture under the circumstances;

          (b)  the Borrower pursuant to or within the meaning of Bankruptcy Law:
(i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

          (c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Borrower in an involuntary case; (ii) appoints a Custodian of the Borrower or for all or substantially all of the property of the Borrower; or (iii) orders the liquidation of the Borrower, and the order or decree remains unstayed and in effect for 60 consecutive days; and

          (d) the Borrower shall fail to pay the principal amount of the Loans on the Maturity Date, together with all accrued and unpaid interest thereon.

     SECTION 4.2. REMEDIES. If an Event of Default shall have occurred and be continuing under Section 4.1 with respect to the Borrower, (a) each Lender's Individual Commitment shall immediately terminate (i) upon written notice given by both Lenders to the Borrower in the case of an Event of Default under
Section 4.1(a) and (ii) automatically and without the need for any further notice in the case of an Event of Default under Section 4.1(b), (c) or (d) and
(b) subject to the provisions of ARTICLE FIVE, all outstanding Loans hereunder (together with accrued and unpaid interest thereon) shall immediately become due and payable, (i) upon written notice given by both Lenders to the Borrower in the case of an Event of Default under Section 4.1(a) and (ii) automatically and without the need for any further notice in the case of an Event of Default under
Section 4.1(b), (c) or (d). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                                  ARTICLE FIVE
                                  SUBORDINATION

     SECTION 5.1. AGREEMENT TO SUBORDINATE. The Borrower covenants and agrees for itself and its successors, and each Lender likewise covenants and agrees, that the Obligations are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness. This ARTICLE FIVE shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness. Notwithstanding anything to the contrary in this Agreement, the provisions of this ARTICLE FIVE are made for

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

the benefit of the holders of Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, without any act or notice of acceptance hereof or reliance hereon. No amendment, modification or discharge of any provision of this ARTICLE FIVE shall be effective against any holder of Senior Indebtedness unless expressly consented to in writing by such holder. The provisions of this ARTICLE FIVE apply notwithstanding anything to the contrary contained in this Agreement.

     SECTION 5.2. LIQUIDATION, DISSOLUTION ETC. In the event of any dissolution, winding up, liquidation or reorganization of the Borrower (whether voluntary or involuntary and whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise), the Borrower and each Lender covenant and agree that:

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full (or to have such payment duly provided for in cash or in a manner satisfactory to such holders) of principal, interest and all other amounts due thereon, before any payment or distribution is made upon the principal of or interest or other amounts due on the Obligations;

          (b) any payment or distribution of assets of the Borrower, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this ARTICLE FIVE (including any such payments or distributions which may be payable or deliverable by reason of the payment of any other indebtedness of the Borrower being subordinated to the payment of the Obligations or any part thereof), shall be paid or delivered by the Borrower or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, before any payment or distribution is made to the Lenders.

     SECTION 5.3. SUBROGATION; ENFORCEMENT. (a) Subject to and only after the payment in full of all Senior Indebtedness, the Lenders jointly shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 5.2) to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness until the Obligations shall be paid in full. No payments or distributions applicable to Senior Indebtedness which the Lenders receive by reason of their being subrogated to the rights of the holders of Senior Indebtedness pursuant to the provisions of this Section 5.3 shall, as among the Borrower, its creditors (other than the holders of Senior Indebtedness) and the Lenders, be deemed to be a payment by the Borrower to or for the account of the Lenders; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Lenders would be entitled except for the provisions of this ARTICLE FIVE, and no payment over pursuant to the provisions of this ARTICLE FIVE to the holders of Senior Indebtedness by the Lenders shall, as among the Borrower, its creditors (other than the holders of Senior Indebtedness) and the Lenders, be deemed to be a payment by the Borrower to or for the account of the holders of Senior Indebtedness, it being understood that the provisions of this ARTICLE FIVE are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this ARTICLE FIVE or elsewhere in this Agreement is intended to or shall impair, as among the Borrower, its creditors (other than the holders of Senior Indebtedness) and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Lenders, subject to the rights of the holders of Senior Indebtedness, the Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Borrower (other than the holders of the Senior Indebtedness).

          (b) Each Lender, if and so long as payment with respect to its Loans and the other Obligations owing to it is prohibited under this ARTICLE FIVE, irrevocably authorizes and empowers the representative or representatives of the holders of the Senior Indebtedness at any time outstanding to demand, sue for, collect, and receive for the Lenders payments and distributions in respect to it which are to be paid or delivered to the holders of Senior Indebtedness as provided in this ARTICLE FIVE and to file and prove all claims therefor and take all such other action in the name of the Lenders, or otherwise as such holders of Senior Indebtedness or their representative or representatives may determine to be necessary or appropriate for the enforcement of the provisions of this ARTICLE FIVE and agrees to execute and deliver to the Trustee under the Indenture all such further instruments confirming the authorization hereinabove set forth and all powers of attorney, proofs of claim and other instruments and to take all such other action as may be requested by such holders of Senior Indebtedness or such holders' representative or representatives in order to enable such holders or representative(s) to enforce all claims upon or in respect of the Lenders' payments and distributions in respect of the Obligations.

     SECTION 5.4. PAYMENT BAR. (a) Upon the maturity of the Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the Obligations or this Agreement.

          (b) Upon (i) a Senior Indebtedness Default resulting from (x) a default in payment of the principal of or interest or any other amount due on any Senior Indebtedness when the same becomes due and payable (without giving effect to any grace period or notice requirement) whether upon maturity, acceleration or otherwise or (y) a Default under Section 6.01(j) or 6.01(k) of the Indenture or under Section 4.1(b) or (c) of this Agreement or (ii) the happening of any other Senior Indebtedness Default which permits the holders thereof to accelerate the maturity thereof, then, unless and until such Senior Indebtedness Default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Borrower with respect to the Obligations (whether for principal of or interest on the Loans or other amounts due under this Agreement).

          (c) The Borrower shall give prompt written notice to the Lenders of any Senior Indebtedness Default referred to in Section 5.4(b)(i) or (ii). Failure to give such notice shall not affect the subordination of the Obligations to the Senior Indebtedness provided in this ARTICLE FIVE. The Lenders acknowledge that, in light of their joint ownership of the Borrower, they have and will have full access to any and all information necessary to determine whether any Senior Indebtedness Default has occurred, and that they will not be relying upon any notice with respect thereto being given to them, whether by the Borrower or by the Trustee. Nevertheless, the Trustee shall have the right (but not the obligation) to give notice to the Lenders of any Senior Indebtedness Default.

     SECTION 5.5. STANDSTILL. Upon the occurrence of any Senior Indebtedness Default referred to in Section 5.4(b)(i) or (ii), the Borrower shall not make and the Lenders shall not ask, demand, sue for, or otherwise exercise their remedies with respect to the Obligations or this Agreement, unless and until such Senior Indebtedness Default shall have been cured or waived by the holders thereof.

     SECTION 5.6.   HOLDING OF PAYMENTS. In furtherance of the provisions of
Section 5.1, in the event that, notwithstanding the foregoing provisions of
Section 5.2 or 5.4, any payment on account of the Obligations (whether for principal of or interest on the Loans or otherwise) shall be made by or on behalf of the Borrower and received by the Lenders or either of them, at a time when such payment was prohibited by or in contravention of the provisions of
Section 5.2 or 5.4, then unless and until such payment is no longer prohibited by or in contravention of Section 5.2 or 5.4, such payment shall be held in trust for the benefit of and shall be immediately paid over to the holders of the Senior Indebtedness or their representative or representatives, for application to the payment of the Senior

Indebtedness remaining unpaid to the extent necessary to pay the Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of Senior Indebtedness.

     SECTION 5.7. LEGEND. Any promissory notes or other instruments that may be issued evidencing any of the Obligations arising under this Agreement will, on the date issued, be inscribed with a legend conspicuously indicating that (a) the payment thereof is subordinated to the Senior Indebtedness pursuant to the terms of this Agreement and (b) such promissory note or other instrument is not assignable by the holder thereof.

     SECTION 5.8. RELIANCE ON COURT ORDER. Upon any payment or distribution of assets of the Borrower referred to in Section 5.2, the Lenders shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other persons making such payment or distribution, delivered to the Lenders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE FIVE.

     SECTION 5.9. OBLIGATIONS UNCONDITIONAL. Except as expressly provided in this ARTICLE FIVE, nothing contained in this ARTICLE FIVE shall affect the obligation of the Borrower to make payments of principal and interest and other amounts due on the Loans at the times and in accordance with the provisions hereof.

     SECTION 5.10. NO WAIVER. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by any such holder, or by any noncompliance by the Borrower with the terms and provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security or guarantee thereof, or therefor, and release, sell, exchange or enforce such security or guarantee or elect any right or remedy, or delay in enforcing, or release any right or remedy or otherwise deal freely with the Borrower and any security for the Senior Indebtedness all without notice to the Lenders and all without affecting the liabilities and obligations of the parties to this Agreement, even if any right of reimbursement or subrogation or other right or remedy of the Lenders is extinguished, affected or impaired thereby.
No provision of any supplement or amendment to this Agreement or of any promissory notes issued to evidence the Loans which adversely affects in any way the holders of Senior

Indebtedness shall be effective against the holders of Senior Indebtedness who have not consented thereto in writing.


                                   ARTICLE SIX
                                  MISCELLANEOUS

     SECTION 6.1. CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, and remedies of the Lenders provided herein are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Lenders in exercising any right, power, or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, or remedy preclude any other or further exercise of any other right, power or remedy.

     SECTION 6.2. AMENDMENTS; CONSENTS. No amendment, modification, supplement, termination or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or the Lenders therefrom, may in any event be effective (a) unless in writing signed by the holders of more than 50% of the principal amount of the Loans then outstanding and by the Borrower and
(b) unless such amendment, modification, supplement, termination, waiver or consent has been approved previously in writing by the holders of more than 50% in aggregate principal amount of the Mortgage Notes then outstanding.

     Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 6.2 shall apply equally to, and shall be binding upon, each Lender.

     SECTION 6.3. COSTS AND EXPENSES. Each Lender shall pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, and in connection with any amendment or waiver thereof. The Borrower shall pay the reasonable costs and expenses of the Lenders incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of this Agreement, and any matter related thereto, including out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel retained by the Lenders.

     SECTION 6.4. NATURE OF LENDERS' OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement and no action taken by the Lenders or either of them pursuant hereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity among themselves.

     SECTION 6.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrower and the Lenders contained herein will survive the making of the Loans hereunder and the execution and delivery of this Agreement, and the holders of the Mortgage Notes are hereby authorized to rely thereon.

     SECTION 6.6. NOTICES. Except as otherwise provided herein, all notices, requests, demands, directions, and other communications provided for hereunder must be in writing and must be mailed, telegraphed, delivered, or sent by telex, telecopier or cable to the appropriate party at the address set forth on the signature page of this Agreement or as may be designated by it in a written notice sent to the other parties in accordance with this Section. Any notice, request, demand, direction, or other communication given by telegram, telex, telecopier or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise provided herein, if any notice, request, demand, direction, or other communication is given by mail it will be effective on the third business day after being deposited in the United States mails with the first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when sent; or if given by personal delivery, when delivered.

     SECTION 6.7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement taken together will be deemed to be but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto.

     SECTION 6.8. BINDING EFFECT; ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the Borrower and each Lender, and their respective successors and assigns, EXCEPT that (a) the Borrower may not assign its rights (except as provided in clause (c) below) or obligations hereunder or any interest herein or therein, (b) neither Lender may assign any of its rights or obligations hereunder or any interest herein or therein except that (I) Four M may and intends to assign its repayment rights hereunder to the holders of its Senior Secured Notes to be issued pursuant to an Indenture dated as of even date herewith between Four M, as borrower, and Norwest Bank Minnesota, N.A., as trustee, and (II) each of Four M and Stone may assign all of its rights and obligations hereunder to any person or entity to which Four M or Stone, as the case may be, has the right to, and actually does, assign all of its rights and obligations under the Output Purchase Agreement as of even date herewith by and among the Borrower, Four M and Stone pursuant to and in accordance with the terms of said Output Purchase Agreement and (c) the Borrower shall have the right to and intends to assign to the Trustee for the ratable benefit of the holders of the Mortgage Notes the Borrower's right to (i) enforce the Borrower's rights and (ii) cause the Lenders to perform their respective obligations under this Agreement; and the Lenders and the Borrower hereby consent to such assignments. Each of the Borrower and the Lenders hereby acknowledges that, as a condition to the extension of credit under the Mortgage Notes, the holders of the Mortgage Notes are relying upon the execution, delivery and performance by the Borrower and the Lenders of this Agreement, and on the exercise of its rights by the Borrower to borrow hereunder and on the performance by the Lenders of their respective obligations to make Loans under this Agreement. No person or entity other than the Borrower, the Lenders, the holders from time to time of Four M's Senior Secured Notes referred to above, the trustee under the Indenture under which said Senior Secured Notes were issued, the holders from time to time of the Mortgage Notes and the Trustee shall have the right to rely upon the provisions of this Agreement.

     SECTION 6.9. INTEGRATION. This Agreement comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof, except as expressly provided herein to the contrary.

     SECTION 6.10. GOVERNING LAW. THE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6.11. HEADINGS. Article and section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

                   [Balance of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       BORROWER:

Address:                               FLORIDA COAST PAPER
                                       COMPANY, L.L.C., a Delaware
600 U.S. Highway 98                    limited liability company
Port St. Joe, Forida  32456
Attn:  President
Fax number:
Phone number: (904) 227-1171           By: /s/ Mary B. Dopslaff
                                          -------------------------------------
                                       Its: Vice President
                                           ------------------------------------


                                       LENDERS:

Address:                               STONE CONTAINER CORPORATION, a
150 North Michigan Avenue              Delaware corporation
Chicago, Illinois  60601
Attn:  General Counsel
Fax number:   (312) 346-5645
Phone number: (312) 346-6600           By: /s/ Leslie T. Lederer
                                          -------------------------------------
                                       Its: Vice President
                                           ------------------------------------


Address:                               FOUR M CORPORATION, a Maryland
115 Stevens Avenue                     corporation
Valhalla, New York  10595
Attn:  General Counsel
Fax number:
Phone number: (914) 747-2600           By: /s/ Mary B. Dopslaff
                                          -------------------------------------
                                       Its: Vice President
                                           ------------------------------------

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